                                                                    EXHIBIT 10.5

                                                                     FINAL DRAFT

                               LICENSE AGREEMENT
                               -----------------

Parties:            Quadrant International, Inc.
-------
                    a Pennsylvania corporation  ("QI")
                    269 Great Valley Parkway,
                    Malvern, PA 19355 U.S.A.

                    STMicroelectronics, Inc.
                    a Delaware Corporation ("ST")
                    1310 Electronics Drive
                    Carrollton, Texas 75006

EFFECTIVE DATE:     June 30, 1998
--------------

                                   RECITALS
                                   --------

            a. ST is in the business of, among other things, developing integrated circuits and more specifically graphics and multimedia controller integrated circuits.

            b. QI is the owner of a software DVD product currently marketed by QI under the brand name Cinemaster.

            C. ST wishes to license rights to certain of QI's software DVD products and QI desires to grant such rights to ST.

            NOW, THEREFORE, in consideration of the above, and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledged by the parties, the parties agree as follows:

SECTION 1.  DEFINITIONS.
            -----------

            For the purpose of this Agreement, the following words and phrases shall have the following meanings:

            1.1  "AC-3 Licensee" means any Person licensed by Dolby to
                  -------------
manufacture products containing digital audio coding technology known as Dolby AC-3.

            1.2  "Affiliate" means an entity controlling, controlled by, or
                  ---------
under common control with ST. Control exists when an entity owns or controls more than 50% of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority or another entity.


CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          1.3   "CSS" means Contents Scramble System developed by MEI and
                 ---
Toshiba to provide protection for the contents of digital versatile discs (DVD discs) as described in CSS Specifications.

          1.4   "CSS Compliant" means a DVD product which complies with CSS
                 -------------
Specifications.

          1.5   "CSS Licensee" means anyone that enters into a CSS License
                 ------------
agreement with either MEI or with the organization that administers CSS, which is currently being established by MEI, Toshiba and other DVD industry members.

          1.6   "CSS Specification" means the documentation relating to CSS
                 -----------------
entitled "CSS Specifications", including "Procedural Specifications" and "Technical Specifications," that MEI makes available to CSS Licensees.

          1.7   "Deliverables and Payment Schedule" means the deliverables and
                 ---------------------------------
payment schedule set forth on Schedule 1.7, and as may be revised from time to time by mutual written agreement of the parties.

          1.8   "Derivative" means (a) for copyrightable or copyrighted material
                 ----------
(including materials subject to mask work rights), a work which is based upon one or more preexisting works (or portions of preexisting works), such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation, or any other form in which such preexisting works may be may be recast, transformed, or adapted; (b) for patentable or patented materials, any adaptation, addition, improvement, or combination based on a preexisting work; and (c) for material subject to trade secret protection, any new material, information, or data relating to and derived from such existing trade secret material, including new material which may be subject to protection under copyright law, patent law, trade secret law, or other intellectual property laws.

          1.9   "Documentation" means user manuals and other written materials
                 -------------
that relate to QI's Software DVD, and may include materials useful for design (for example, logic manuals, flow charts, and principles of operation), and machine-readable text or graphic files subject to display or printout which comply with CSS, Dolby and Macrovision license requirements.

          1.10  "Dolby" means Dolby Laboratories Licensing Corporation
                 -----
("Dolby"), a New York corporation, 100 Potrero Avenue, San Francisco, California 94103.

          1.11  "Dolby Certified" means the design approval and performance
                 ---------------
testing by Dolby of an AC-3 product to be manufactured by an AC-3 Licensee.

          1.12  "Dolby Royalties" means royalties payable to Dolby pursuant to
                 ---------------
an AC-3 license by an AC-3 Licensee.

          1.13  "Intellectual Property Rights" means (a) all Patent Rights; (b)
                 ----------------------------
all trade secret rights arising under the laws of any jurisdiction; (c) all United States and foreign semiconductor mask work rights and registrations for such rights; and (d) all copyright rights and all other literary property and author rights, whether or not copyrightable, and all copyrights and copyrighted interests, including any renewals thereof, but will not include any rights in any trademarks, trade names, service marks, logos, trade dress and/or the goodwill associated therewith. "Patent Rights" means all United States and foreign letters patent and applications for letters patent, industrial models, industrial designs, utility models, certificates of invention, and other indicia of invention ownership, including any such rights granted upon any reissue, division, continuation or continuation-in-part applications now or hereafter filed.

          1.14  "Level 1 Support" means support for STs Customers relating to
                 ---------------
program usage, program and hardware compatibility and program requirements.

          1.15  "Level 2 Support" means technical support which is back-up for
                 ---------------
Level 1 Support and isolates problems and defects relating to program and hardware compatibility and program requirements.

          1.16  "Level 3 Support" means development and manufacturing support to
                 ---------------
fix program defects.

          1.17  "Licensed Product" means an ST Product incorporating either
                 ----------------
Shippable DVD Software or any QI owned Intellectual Property Right (or Derivative thereof).

          1.18  "MEI" means Matsushita Electric Industrial, Co. Ltd., a Japanese
                 ---
corporation, 1006 Kadoma, Osaka 571, Japan.

          1.19  "Macrovision" mews Macrovision Corporation, a Delaware
                 -----------
corporation 1341 Orleans Drive, Sunnyvale, California 94089.

          1.20  "Macrovision Certified" means the provision of a certificate by
                 ---------------------
Macrovision evidencing testing and approval.

          1.21  "Microsoft" means Microsoft Corporation, a Washington
                 ---------
corporation, One Microsoft Way, Redmond, Washington 98052.

          1.22  "Microsoft Certified" means the provision of a certificate by
                 -------------------
Microsoft evidencing WHQL (Windows Hardware Quality Labs) qualified and/or approved.

          1.23  "Net Sales" means the gross consideration for Licensed Products
                 ---------
which ST or an Affiliate first sells, leases, or exchanges for consideration (whether or not such sale, lease, or exchange is for cash or otherwise) to an ST Customer during each calendar quarter in which royalties accrue, less any charges shown in the invoice for such product for taxes, packing, transportation, and insurance, and any discounts or rebates granted in respect of any such product and shown in the invoice, and any returns of product.

          1.24  "Object Code" means the machine readable form computer
                 -----------
programming code as opposed to the human readable form of computer programming code.

          1.25  "Person" means any individual, sole proprietorship, joint
                 ------
venture, partnership, corporation, association, trust estate, governmental agency, regulatory agency, regulatory authority, or any other entity.

          1.26  "Project Manager" means the primary contact person designated by
                 ---------------
each party in writing, who will coordinate the activities of the parties hereunder. Each party may change its designated Project Manager from time to time during the term of this Agreement by written notice.

          1.27  "Proprietary Items" means all of the following, whether provided
                 -----------------
to ST orally, in written form or otherwise: (a) all software (in Source or Object Code form), (b) any information, technical data, trade secrets, or know-how, including, but not limited to, that which relates to QI's research, product plans, products, services, customers, markets, software, hardware, developments, inventions, discoveries, procedures, methods, experimental techniques, processes, designs, drawings, blueprints, specifications, patent applications, engineering, hardware and software configuration information, processes, methods, materials, sources of supply and fees; (c) all information relating to QI's past, present and future marketing and business activities; (d) all information regarding QI's prior, current and prospective customers and suppliers, including but not limited to, each customer's or supplier's name, address and other identifying information, all information regarding the products or services sold to or purchased from each such customer or supplier, and all information regarding the business relationship and business transactions between QI and each such customer and supplier, and (e) all information that is provided by or on behalf of QI to ST which is specified as being confidential. Proprietary Items expressly includes any and all information derived from the foregoing Proprietary Items and all compilations and copies thereof. Notwithstanding the foregoing, Proprietary Items will not include any information (i) which was known to ST prior to its disclosure by QI (as evidenced by contemporaneous written records maintained in the ordinary course of business) and not the subject of any other confidentiality obligation owed to QI, (ii) which is currently or subsequently becomes part of the public domain through no fault of ST, (iii) which is disclosed to ST by any Person who is not bound by an obligation to maintain such information in confidence, or
(iv) which was independently developed or created by ST without reference to any Proprietary Items (as evidenced by contemporaneous written records maintained in the ordinary course of business).

          1.28  "QI Software DVD" means (i) software developed by QI and
                 ---------------
currently marketed under the brand name Cinemaster, as more fully described on
Schedule 1.7, and (ii) subsequent versions thereof incorporating improvements, modifications, enhancements, or bug fixes that QI specifically makes available to ST or that QI makes available to its other similarly situated licensees for graphics accelerator products incorporating or utilizing "motion compensation" technology during the term of this Agreement, and, (iii) tools, including diagnostic tools and utilities used in such software build process, as more fully described on Exhibit 1.7.

          1.29  "Source Code" means the human readable form computer programming
                 -----------
code and related system level documentation, including all comments and any procedural code such as job control languages.

             1.30  "Shippable Software DVD" means a version of the QI Software
                    ----------------------
DVD which is CSS Compliant and has been Dolby Certified, Macrovision Certified, Microsoft Certified and meets any further certification obligations, including DVD, imposed as a requirement to provide DVD products and has met and passed all of ST's internal quality assurance tests and qualifications.

             1.31  "ST Customer" means any Person other than ST or an ST
                    -----------
Affiliate to which ST or an ST Affiliate sells a Licensed Product.

             1.32  "ST Product" means ST's graphics and multimedia controller
                    ----------
integrated circuit products.

             1.33  "ST Trademarks" means ST's trademarks, service marks and
                    -------------
logos.

             1.34  "Toshiba" means Toshiba Corporation, a Japan corporation, 1-
                    -------
1, Shibura 1-Chome, Minato-ku, Tokyo 105-01, Japan.

             1.35 As used herein, the terms "sale," "sell," or "sold" (and other conjugated forms of the verb "to sell") in the context of a copy of any software product means the sale, or other disposition, of a license for a copy of such software.

SECTION 2:   DELIVERABLES AND QI SUPPORT
             ---------------------------

             2.1   Deliverables.  QI and ST will use commercially reasonable
                   ------------
efforts to deliver those deliverables specified in the Deliverables and Payment
Schedule in accordance with such Schedule.

             2.2   Level I Support and Level 2 Support. ST shall provide Level 1
                   -----------------------------------
Support at its own cost and expense. QI shall provide Level 2 support at QI's own cost and expense.

             2.3   Level 3 Support.  QI shall provide, at no additional charge,
                   ---------------
Level 3 Support directly to ST for Shippable Software DVD for the full term of the Agreement. In the event of a critical bug or problem, QI will make best efforts to fix the problem within two business days. In the event that QI is unable to fix the problem within such two business days, QI will provide ST with a written detailed plan, including a schedule and outlining the problem and possible resolutions.

             2.4   Updates. During the term of this Agreement, QI will provide
                   -------
to ST those Derivatives, in Object Code form, that QI makes to QI Software DVD or Shippable Software DVD that are applicable to the Licensed Product and which QI makes available to its other similarly situated licensees for QI Software DVD or Shippable Software DVD for graphics accelerator products incorporating or utilizing "motion compensation" technology.

             2.5   Modifications Required by CSS License. During the term of
                   -------------------------------------
this Agreement, if either party's CSS License requires any modification or enhancement to the Shippable Software DVD, then QI shall modify the Shippable Software DVD currently being distributed by QI to ensure the software is CSS Compliant within the time period required by both parties' CSS License and the CSS Specifications.

             2.6   QI Staffing.  During the term of this Agreement, QI shall
                   -----------
designate a sufficient number of its engineering staff members to meet the schedules contained in the Deliverables and Payment Schedule.

             2.7   Periodic Meetings. The Project Managers shall schedule formal
                   -----------------
meetings at mutually agreeable times during the term hereof, to be attended by personnel of each party, to discuss the status of the parties' performance under the Deliverables and Payment Schedule.

SECTION 3.   OWNERSHIP
             ---------

             Intellectual Property Rights arising, developed or delivered hereunder shall be owned as follows: Intellectual Property Rights originated, discovered or developed by QI, shall be owned by QI, and Intellectual Property Rights originated, discovered or developed by ST shall be owned by ST. Intellectual Property Rights originated, discovered or developed jointly by both parties ("Jointly Owned Intellectual Property") shall be jointly owned and each party shall have the unrestricted right under Jointly Owned Intellectual Property to make, use, sub-license and/or sell any product anywhere in the world, in Object Code form only, without any restriction by the other party. Both parties agree to execute without further consideration any and all further documents or assurances as may be necessary to effect the above or to assist one party in protecting (including the filing of patents) the Jointly Owned Intellectual Property. To the extent that any ST owned Intellectual Property Rights or any Jointly Owned Intellectual Property Rights comprise or contain Derivatives of QI owned Intellectual Property Rights, then ST may only use such rights in connection with the manufacture and Sale of Licensed Products.

SECTION 4:   LICENSE GRANTS
             --------------

             4.1 QI hereby grants ST a perpetual (except as provided in Section 11.3), worldwide, non-exclusive right to use and reproduce the Shippable Software DVD that QI delivers to ST hereunder, as the same may be modified by QI or ST in accordance with this Agreement, and to incorporate such copies of such Shippable Software DVD on Licensed Products; and to make, have made, use, offer for sale, sell, and otherwise distribute the Shippable Software DVD as incorporated on Licensed Products.

             4.2 ST and ST's Affiliates may only ship Shippable Software DVD in Object Code form, and only in such manner that ST would have the ability to account for, and ST does in fact account for, the exact number of such copies of the software sold or distributed with Licensed Products so that the appropriate royalty payments may be made to QI hereunder.

             4.3   ST shall have the right to extend the license granted in this
Section 4 to ST's Affiliates. Any such Affiliates shall be bound by the same terms and conditions in this Agreement and ST shall remain responsible for the payment of any and all royalties relating to such Affiliates.

             4.4   Source Code.
                   -----------

             (a) QI hereby grants to ST, for so long as ST is permitted hereunder to sell Licensed Products, a non-exclusive, non-transferrable, non-sublicensable right to use, reproduce, and modify those portions of the Source Code for QI Software DVD that QI provides to ST in accordance with this Agreement, but solely for the limited purpose of customizing, enhancing, or fixing bugs in the version(s) of the QI Software DVD delivered to ST pursuant to Schedule 1.7, or any later delivered Derivative thereof, and to compile such Source Code into Object Code form and to make, have made, use, offer for sale, sell, and otherwise distribute such Object Code on Licensed Products in accordance with this Agreement. Notwithstanding anything else herein to the contrary: (a) ST shall not be permitted to use, reproduce or modify the Source Code to create a new product or a product that is materially different from QI Software DVD; and (b) the License granted under this Section
4.5. is only for customizations, enhancements or bug fixes to the graphical user interface (i.e. the "GUI"), and/or other "high level" or "front-end" portions of the QI Software DVD.

            (b) In order for ST to have access to Source Code hereunder, ST shall submit to QI a written request for the Source Code, which request shall set forth in reasonable detail the specific customizations, enhancements and/or bug fixes for which ST desires to have access to the Source Code. Unless QI determines within its reasonable discretion that ST's proposed use for the Source Code is outside the scope of this Agreement, QI will deliver to ST those portions of the Source Code that are necessary for ST to make the customizations, enhancements and/or bug fixes, provided, however, that ST and
                                               --------  -------
those Persons who will have access to the Source Code, whether such Persons are employees or independent contractors of ST, will have signed such non-disclosure, non-competition and/or other agreements as QI deems reasonably appropriate. The terms and conditions of this Section 4.6 are in addition to the terms and conditions of Section 7 of this Agreement.

            (c) The parties acknowledge and agree that portions of the Source Code contain trade secrets and proprietary information of third parties, and that QI is contractually bound not to disclose such portions of the Source Code to others, including ST. Accordingly, notwithstanding any other provision of this Agreement to the contrary, QI will not deliver to ST such portions of the Source Code that contain or comprise trade secrets or proprietary information of any third parties.

            (d) Notwithstanding any other provision of this Agreement to the contrary, QI shall have no obligation to support, modify or bug fix the QI Software DVD of ST, if ST, by itself or through others, has modified the Source Code for the QI Software DVD.

SECTION 5:  FINANCIAL TERMS
            ---------------

            5.1   Deliverables and Payment Schedule.  ST shall make payments to
                  ---------------------------------
QI in accordance with the Deliverables and Payment Schedule. Such payments shall be nonrefundable. In addition to the payment to be made under the Deliverables and Payment Schedule, ST will pay QI in accordance with the other provisions of this Section 5. Upon execution of this Agreement, QI may immediately invoice ST for the * NRE set forth on the Deliverables and Payment Schedule.

            5.2   Royalty Payments by ST.  During the term of this Agreement
                  ----------------------
and at all times thereafter, ST shall pay QI royalties based on the sales within forty-five (45) days after the end of each calendar quarter (ending on March 31, June 30, September 30 and December 31), for sale of Licensed products during such quarter. All royalties due QI hereunder shall accrue when



[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Licensed Products are sold, shipped, billed and/or paid for, whichever occurs first. The royalty rate shall be as follows:

          Cumulative Volume             Royalty Per Copy
          -----------------             ----------------

          *                             *

ST will be responsible for Dolby royalties or any other royalties arising out of the DVD or CSS forum payable on Shippable DVD Software sold by or on behalf of ST and its Affiliates.

          5.3   Records and Reports.  ST shall maintain complete, clear and
                -------------------
accurate records of Licensed Products that ST and/or the Affiliates sell or distribute. In addition to the quarterly royalty payment described in Section 5.2, ST shall also provide QI with a written summary of the Net Sales during such calendar quarter.

          5.4   Taxes, Duties, Levies, VAT.
                --------------------------

          (a) ST shall pay all taxes, duties, levies, handling charges and other fees (other than QI's direct net income taxes) imposed or levied against or incurred by either ST or QI under any law now or hereafter in effect, levied or based upon the license, delivery, shipment, import, export, manufacture or ST's possession or use of the software licensed hereunder or upon the grant of the licenses contemplated by this Agreement or the exercise thereof or based upon or measured by the royalty or payment thereof or any part thereof. It is understood and agreed that if ST is required by any governmental authority to withhold any portion of the royalty prescribed herein and pay over such portion to such governmental authority, then such monies retained by ST and paid over to the governmental authority shall be deemed to be a payment by ST to QI in satisfaction and to the extent, of that portion of ST's obligation under this Agreement, provided, however, that ST promptly furnish QI with official government receipts as evidence of each such payment.

          (b) If any governmental authority requires that value added tax ("VAT") is to be levied on payments hereunder, ST will be solely responsible for payment of said VAT levies.

          5.5   Audit.  QI shall have the right during the term of this
                -----
Agreement and for so long as ST is obligated to make royalty payments to QI hereunder (but in any event at least for two (2) years after termination of this Agreement), to have an inspection and audit of the records maintained by QI conducted by a mutually agreeable third party auditor employed by a so-called Big Six Accounting firm, which inspection and audit shall be conducted during regular business hours at the other party's offices, upon thirty (30) days notice. This audit right shall be limited to once per year. QI will be responsible for the fees and costs of each such audit, unless an audit reveals an underpayment of fees and/or royalties of more than ten percent (10%), in which event



[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ST will promptly pay QI the amount of any such underpayment, together with interest in accordance with Section 5.6, and the costs of such audit.

          5.6   Interest.  Any payment which is delayed for more than thirty
                --------
(30) days beyond the due date shall be subject to an interest and service charge of one percent (1%) per month, compounded monthly from the date such payment first became due until paid.

          5.7   Payment Method.  All payments made hereunder shall be made in
                --------------
United States currency, by wire transfer, check, or other reasonable payment means and to such United States bank account(s) indicated by QI in writing from time to time.

SECTION 6:   REPRESENTATIONS AND WARRANTIES
             ------------------------------

          6.1 QI represents and warrants that the Shippable Software DVD shall meet the technical specifications contained in Schedule 1.7 in all material respects.

          6.2 QI represents and warrants that it has the full right and power to enter into this Agreement and grant the licenses contained herein.

          6.3 QI represents and warrants that it has no knowledge that QI Software DVD or Shippable Software DVD infringes any Intellectual Property Right of any third party.

          6.4 ST represents and warrants that it has no knowledge that the ST Product, when combined with QI Software DVD or Shippable Software DVD, infringes any Intellectual Property Right of any third party.

          6.5 QI represents and warrants that the QI Software DVD and Shippable Software DVD shall be free of any known viruses.

          6.6 QI represents and warrants that QI either owns the copyright in the Shippable Software DVD or has been licensed to grant the rights and licenses granted hereunder to ST.

          6.7 QI represents and warrants that the QI Software DVD and Shippable Software DVD does not incorporate any misappropriated trade secrets of any third party.

          6.8 QI represents and warrants that the Shippable Software DVD shall be Year 2000 compliant in that it shall provide and/or receive data within and between the 20th and 21st centuries, provided that all hardware, software and firmware used with the Shippable Software DVD property exchanges accurate date data with it.

          6.9 QI represents and warrants that QI is a CSS Licensee and that the Shippable Software DVD, when provided to ST, shall be CSS Compliant.

          6.10 QI represents and warrants that QI is an AC-3 Licensee and the Shippable Software DVD, when provided to ST, meets all the technical, marketing and other requirements imposed by Dolby on its AC-3 Licensees.

             6.11 The parties each represent and warrant to the other that it is a CSS Licensee and that it will at all times perform within the scope of its duties under the CSS License Agreement.

             6.12 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN (INCLUDING, BUT NOT LIMITED TO, SECTION 6.1), QI MAKES NO OTHER WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH REGARD TO ANY SOFTWARE LICENSED HEREUNDER OR ANY PARTS THEREOF, AND THAT QI EXPLICITLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. FURTHER, QI EXPRESSLY DOES NOT WARRANT THAT THE SOFTWARE LICENSED HEREUNDER OR ANY PARTS THEREOF, WILL BE ERROR FREE, WILL OPERATE WITHOUT INTERRUPTION OR WILL BE COMPATIBLE WITH ANY HARDWARE OR SOFTWARE.

SECTION 7:   CONFIDENTIALITY.
             ---------------

             7.1   Confidentiality.  ST acknowledges that the Proprietary Items
                   ---------------
constitute trade secrets, proprietary property and/or confidential information of QI; Accordingly, at all times during and after the date of this Agreement (regardless of whether or not ST and QI are engaged in any business relationship), without the prior written consent of QI:

             (a) All Proprietary Items in ST's possession, will be held in confidence by ST, and ST will not, directly or indirectly, communicate or disclose any Proprietary Items to any Person or permit any Person to have access to or possession of any Proprietary Items, except as necessary in connection with ST's performance of its rights under this Agreement. ST agrees that any Person to whom ST discloses any of the Proprietary Items, or who will have access to the Proprietary Items, will have signed a confidentiality agreement, in content substantially similar to the confidentiality provisions of this Agreement.

             (b) ST will take all reasonable measures necessary to preserve the confidentiality of the Proprietary Items and to safeguard against unauthorized disclosures and uses of the Proprietary Items, which measures shall include the highest degree of care that ST utilizes to protect its own Proprietary Items of a similar nature. ST agrees to notify promptly QI in writing of any misuse, unauthorized disclosure or misappropriation of Proprietary Items which may come to ST's attention.

             (c) ST will not use or permit the use of any Proprietary Items for any purpose, and ST will not make or retain any copy of any Proprietary Items, except as necessary in connection with its performance under this Agreement.

             7.2   Legal Requirement to Disclose.  ST may disclose Proprietary
                   -----------------------------
Items to other Persons, but only to the extent required under applicable law or by a government order, decree, regulation or rule, provided that ST gives QI reasonable written notice with sufficient opportunity to seek a protective order prior to such disclosure.

             7.3   Ownership of Proprietary Items. The Proprietary Items are and
                   ------------------------------
will be and remain the exclusive property of QI. At QI's request, ST will promptly destroy, erase or deliver to QI all copies of any documents containing any Proprietary Items which are in ST's possession or control or the possession or control of any Person to whom disclosed by or on behalf of ST under this Agreement except to the extent that ST is not in breach of this Agreement and ST requires such Proprietary Items to obtain the full benefits of its rights granted in this Agreement.

SECTION 8:   SPECIFIC OBLIGATIONS OF ST
             --------------------------

          8.1   Exportation of Technical Data or Products.  ST shall not,
                -----------------------------------------
without the prior written consent of QI and the Office of Export Administrator, United States Department of Commerce, knowingly re-export, export, or ship, or cause to be re-exported, exported, or shipped, directly or indirectly, any software licensed hereunder, or any related technology, or any direct or indirect product thereof, to any country to which, under the laws of the United States, QI is or may be prohibited from exporting its technology or its direct or indirect product. The provisions of this paragraph shall extend automatically to any other destination to which the U.S. Office of Export Administration at any time during the life of this Agreement restricts or prohibits the export of technical data or any direct or indirect product thereof.

          8.2   Not Contest Validity.  ST will not, directly or indirectly,
                --------------------
during the Term of this Agreement or at any time thereafter, contest or aid others in contesting, or do or fail to do anything impairing the validity or enforceability of any of the rights granted by QI to ST hereunder or the Proprietary Items anywhere in the world, or the validity of QI's ownership rights therein. Notwithstanding the foregoing, nothing in this Agreement shall be construed as prohibiting ST from contesting the validity of any patents issuing from the foregoing.

SECTION 9:   INDEMNIFICATION
             ---------------

          9.1   Mutual.  Each party agrees to defend, indemnify and hold
                ------
harmless the other party and its officers, directors, employees, agents and contractors ("Indemnitees") from and against any and all claims, actions, liabilities, obligations, damages, losses, demands, recoveries, deficiencies, costs or expenses, including without limitation, reasonable attorneys fees and expenses, which an Indemnitee may suffer or incur connected with, resulting from or arising out of such party's breach of its representations, warranties and/or covenants made in this Agreement.

          9.2   Licensed Intellectual Property.
                ------------------------------

          (a) QI agrees to defend, indemnify and hold harmless ST from and against any and all claims, actions, liabilities, obligations, damages, losses, demands, recoveries, deficiencies, costs or expenses, including without limitation, reasonable attorneys fees and expenses, which ST may suffer or incur connected with, resulting from or arising out of the infringement or misappropriation of a third party Intellectual Property Right by the materials supplied by QI, including QI Software DVD and/or Shippable DVD Software. The foregoing indemnity will not apply to any infringement or misappropriation claim arising from (i) any modifications to the Shippable DVD Software wherein the claim arises as a result of such modification and the modification was made by parties other than QI or a Person under QI's control, or (ii) any combination of any Shippable DVD Software with other products or components where there would be no infringement absent such use with such other products or components (excluding ST Products and/or software embedded therein).

          (b) Notwithstanding the foregoing, QI shall have no obligation to defend, indemnify or hold ST or any Affiliate harmless under this Agreement with respect to any claims, actions, liabilities, obligations, damages, losses, demands, recoveries, deficiencies, costs or expenses connected with, resulting from or arising out of the infringement or misappropriation of any absolutely necessary claim(s) of a patent(s) which reads on an industry standard for which a license to such claim(s) is not available to QI on a reasonable and non-discriminatory basis. An absolutely necessary claim(s) of a patent(s) is a claim(s) which is infringed by the manufacture, import, use or sale of the QI Software DVD or Shippable Software DVD which is compliant with an industry standard, such as the CSS Compliant standard for DVD, because the QI Software DVD or Shippable Software DVD, solely because of the requirement to implement the standard, cannot be manufactured, used, distributed, offered to be sold, sold, imported and/or otherwise transferred without infringing such claim(s). The claim of a third party patent is not an absolutely necessary claim if it would be obvious to one ordinarily skilled in the art that the claim can be designed around and the QI Software DVD or Shippable Software DVD would still be compliant with the industry standard.

          (c) Notwithstanding any provisions of the Agreement to the contrary, and without limiting the generality of Section 9.2(b), QI will not be responsible for the payment of any license fees with respect to any patent(s) licensed by MPEG-LA, which license fees would be due or payable as a result of the manufacture, use, distribution, offering for sale, sale, import or export of any ST product or an ST Customer product.

          9.3   Requirements.  The indemnification provisions set forth herein
                ------------
are predicated on the indemnitee giving prompt written notice of any claim for which indemnification is required, tender the defense of any such claim to the indemnifying party, providing full cooperation for such defense at the indemnifying party's expense, and not settling without the indemnifying party's prior written approval, not to be unreasonably withheld. The indemnitee may participate in any such defense or settlement with counsel of its own choosing at its own expense.

          9.4   Options.  If any of the software licensed hereunder becomes, or
                -------
in QI's opinion is likely to become, the subject of a claim of infringement, then ST will permit QI, at QI's option and expense, (a) to procure for ST the right to continue using the same under the terms of this Agreement or (b) to replace or modify the same so that it becomes non-infringing and equivalent in function.

          9.5   EXCLUSIVE OBLIGATIONS.  THE PROVISIONS OF THIS SECTION 9 ARE
                ---------------------
QI'S EXCLUSIVE OBLIGATIONS WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

SECTION 10.  TRADEMARKS.
             ----------

          The Shippable Software DVD will incorporate ST Trademarks. The Shippable Software DVD incorporated on Licensed Products will also, within QI's discretion, include QI's logo or banner on the installation screen and QI's copyright notice in the "about" section of the program.

SECTION 11:  TERM AND TERMINATION.
             --------------------

             11.1  Term.  Unless otherwise terminated under this Section, this
                   ----
Agreement shall commence on the Effective Date and shall continue for an initial term of three (3) years from the Effective Date.

             11.2  Termination of Agreement. This Agreement may be terminated at
                   ------------------------
any time by a party for material breach of this Agreement by the other party, if such breaching party does not cure such breach within thirty (30) days after receiving written notice thereof. The parties acknowledge that non-payment of royalties or other payments hereunder when due is a material breach. Notwithstanding the foregoing, the cure period for non-payment of royalties or other payments hereunder shall be five (5) days after receipt of written notice of such breach.

             11.3  Termination of License Grant.  Notwithstanding any other
                   ----------------------------
provision of this Agreement, QI may terminate the rights and license granted to ST under Section 4: (a) if ST has breached its payment obligations to QI, and QI terminates the Agreement in accordance with Section 11.2 for such breaches.

             11.4  Survival. The rights and obligations contained in the
                   --------
following sections shall survive any termination or expiration of this
Agreement: Sections 3, 4 (except as provided in Section 11.3), 5, 6, 7, 8, 9, 10, 12, and 13.

             11.5  Reservation of Rights and Remedies.  Upon termination of this
                   ----------------------------------
Agreement for any reason, each party shall have all rights and remedies available to it in law or in equity with respect to the other party.

SECTION 12:  CHOICE OF LAWS; CONSENT TO JURISDICTION; LIMITATION OF LIABILITY,
             ----------------------------------------------------------------

             12.1  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the substantive laws of the State of Delaware, U.S.A. In the event that any legal action or other proceeding is commenced to enforce any provision of this Agreement or as a result of a breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled, in addition to any other relief which said party may be entitled, to recover reasonable attorneys' fees and costs of litigation incurred in such action or proceeding.

            12.2  Limitation of Liability.
                  -----------------------

            (a) Except for Sections 5.1, 5.2 and 9.2, in no event shall either party be liable to the other party for actual damages resulting from claims relating to this Agreement which in the aggregate exceed * regardless of the form of action, provided that this limitation will not apply to claims for bodily injury or damage to real property for which a party is legally liable.




[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

             (b) With respect to QI's obligations to indemnify, defend and hold ST harmless under 9.2, in no event shall QI financial responsibility under
Section 9.2 in the aggregate exceed two and one-half million U.S. dollars ($2,500,000 USD) ("QI's Indemnification Cap"). To the extent that any claims, actions, liabilities, obligations, damages, losses, demands, recoveries, deficiencies, costs or expenses, including without limitation, reasonable attorneys fees and expenses, which ST may suffer or incur connected with, resulting from or arising out of the infringement or misappropriation of a third party Intellectual Property Right by the materials supplied by QI, including QI Software DVD and/or Shippable DVD Software, exceed in the aggregate QI's Indemnification Cap, then ST shall be responsible therefor.

             (c) In no event shall either party be liable to the other party for incidental damages, lost profits, lost savings, or any other consequential damage, regardless of whether the claim is for breach of contract, warranty, tort (including negligence), failure of a remedy to accomplish its purpose or otherwise, even if such party has been advised of the possibility of such damages. Except as stated in Section 9, neither party shall be liable for any damages claimed by the other party based on any third party claim.

SECTION 13:  FORCE MAJEURE
             -------------

             Neither party to this Agreement will be liable to the other for any failure or delay in performance under this Agreement due to circumstances beyond its reasonable control including, without limitation, Acts of God, accident, labor disruption, acts, omissions and defaults of third parties, and official, governmental and judicial action not the fault of the party failing or delaying in performance.

SECTION 14:  NON-DISCLOSURE OF IDENTITY OF QI
             --------------------------------

             14.1 Prior to October 1, 1998, neither ST nor any Affiliate shall make any public disclosure of the fact that ST has entered into this Agreement with QI or that ST will be incorporating QI software or technology in ST's products. Prior to October 1, 1998, ST may disclose to its customers that ST will be incorporating QI software or technology in ST's products, provided,
                                                                  ---------
however, that any customer to whom ST discloses such information is first bound
-------
under a written confidentiality agreement not to disclose to any Person, prior to October 1, 1998, the fact that QI software or technology will be incorporated in such customer's equipment or the fact that ST will be incorporating QI software or technology in ST's products.

             14.2  ST shall not be bound by the non-disclosure obligations under
Section 14.1 to the extent that ST is required to make such a disclosure by law or by governmental administrative order.

SECTION 15:  MISCELLANEOUS
             -------------

             15.1  Notices. Notices by either party to the other shall be given
                   -------
by registered or certified mail, return receipt requested, or by telegram, with proof of delivery, all charges prepaid. All statements, and notices hereunder shall be given at the respective addresses of QI and ST as set forth on the first page of this Agreement unless written notice of a change of address is given. Notices shall be deemed effective the date the notice is given, except that notices of change of address shall be effective when received.

          15.2  Public Announcements.  No press release or public notice
                --------------------
relating to this Agreement may be made by either party without receiving the other party's prior written consent except where same may be required by law or administrative rule. If requested by one party, the other party shall promptly supply the other party with copies of all public statements and of all publicity and promotional material relating to this Agreement and the sale and promotion of QI Software DVD.

          15.3  Relationship between Parties.  The relationship between ST and
                ----------------------------
QI is that of independent contractors, and not partners, joint ventures or agents. Neither party has any authority to bind the other party in any manner. Neither party will be liable for any debts or liabilities of the other party, and, except as otherwise provided in this Agreement, each party will be responsible for its own expenses incurred in performing its obligations under this Agreement.

          15.4  Entire Understanding.  This Agreement, together with the
                --------------------
Exhibits and Schedules to this Agreement, state the entire understanding between the parties with respect to the subject matter hereof and supersede all earlier and contemporaneous oral and written communications and agreements with respect to the same subject matter. Neither this Agreement, nor any other Exhibit or Schedule to this Agreement, may be amended or modified except in a written document signed by both parties.

          15.5  Additional Documents.  Each of the parties hereto shall take or
                --------------------
cause to be taken all action, or do or cause to be done all things, or execute and deliver any and all documents, instruments and writings, necessary, convenient, proper or advisable to consummate, make effective, and carry out the terms and provisions of this Agreement.

          15.6  Parties in Interest.  This Agreement will bind, benefit, and be
                -------------------
enforceable by QI and ST, and their respective successors and, to the extent permitted hereby, assigns. Without the prior written consent of a party, the other party may not assign or subcontract any of its rights or obligations under this Agreement to any Person. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give to any Person, other than the parties hereto, their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

          15.7  No Waivers.  No failure to exercise, delay in exercising, or
                ----------
single or partial exercise of any right, power or remedy by either party, and no course of dealing between the parties, will constitute a waiver of, or will preclude any other or further exercise of, the same or any other right, power or remedy.

          15.8  Severability.  If any provision of this Agreement is construed
                ------------
to be invalid, illegal or is unenforceable, then the remaining provisions will not be affected thereby and will be enforceable without regard thereto.

          WITNESS THE DUE EXECUTION AND DELIVERY HEREOF AS OF THE DATE FIRST STATED ABOVE.


QUADRANT INTERNATIONAL, INC.                STMICROELECTRONICS, INC.

By:  /s/ Jason Liu                          By:  /s/ Tim Chambers
     ------------------------------              -------------------------------

Name:  Jason Liu                            Name:  Tim Chambers
       ----------------------------                -----------------------------

Title: Chief Financial Officer              Title: VP/GM Graphics Products
       ----------------------------                -----------------------------

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